Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-262867, 333-255270 and 333-251388 on Form S-8 of our reports dated February 16, 2023, relating to the financial statements of Upstart Holdings, Inc., and the effectiveness of Upstart Holdings, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Upstart Holdings, Inc. for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
February 16, 2023